EXHIBIT 3.1



FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 05 1997
NO. C9444-97
/S/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


                          ARTICLES OF INCORPORATION

                                      OF

                          LIBRA ALLIANCE CORPORATION


          The undersigned, natural person of eighteen years or more of age, acting as incorporator of a Corporation (the "Corporation") under the Nevada Revised Statutes, adopts the following Articles of Incorporation for the
Corporation:

                                  ARTICLE I
                             NAME OF CORPORATION

            The name of the Corporation is Libra Alliance Corporation.

                                  ARTICLE II
                                    SHARES

            The amount of the total authorized capital stock of the Corporation is 20,000,000 shares of common stock, par value $.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

            The Corporation is authorized to issue 20,000,000 shares of common stock, par value $.001 per share.

                                 ARTICLE III
                         REGISTERED OFFICE AND AGENT

            The address of the initial registered office of the Corporation is 1025 Ridgeview, Suite 400, Reno, Nevada 89509 and the name of its initial registered agent at such address is Michael J. Morrison.


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                                  ARTICLE IV
                                 INCORPORATOR

              The name and address of the incorporator is:


               NAME                        ADDRESS

             Anita Patterson         380 East 4th Ave., Apt. A
                                     Salt Lake City, Utah 84103



                                  ARTICLE V
                                  DIRECTORS

              The members of the governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than one (1). The name and post office address of the first board of directors, which shall be two in number, are as follows:

               NAME                     ADDRESS

               Stephany Poce        740 South 1200 East
                                    Salt Lake City, Utah 84102

               Jeanne Ball          6071 Aries Dr.
                                    Salt Lake City, Utah 84118

               Anita Patterson      380 East 4th Ave., Apt. A
                                    Salt Lake City, Utah 84103

                                  ARTICLE VI
                                   GENERAL

               A. The board of directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the Corporation.

               B. The board of directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this Corporation except as conferred by the Statutes of Nevada, or authorized by the directors or any resolution of the stockholders.

               C. No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the Corporation.

               D. The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the Corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the board of directors or stockholders, except as otherwise required by the laws of the State of Nevada.

               E. The Corporation shall indemnify each present and future officer and director of the Corporation and each person who serves at the request of the Corporation as an officer or director of the Corporation, whether or not such person is also an officer or director of the Corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, as to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the board of directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designed by the board of directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer or director.

               F. To the fullest extent permitted by Nevada Revised Statute or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Revised Statute section 78.300.

               The undersigned being the individual named in Article III, above, as the initial registered agent of the Corporation, hereby consents to such appointment.


                       ____________________________________


                The undersigned incorporator executed these Articles of Incorporation, certifying that the facts herein stated are true this 12th day of March, 1997.


                                    /s/ Anita Patterson
                                    ____________________________________
                                        ANITA PATTERSON


STATE OF UTAH            )
                         :  ss.
COUNTY OF SALT LAKE      )

                 On this 12th day of March, 1997, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

                                  /s/ John S. Clayton
                                  _______________________________________
                                      NOTARY PUBLIC

Notary Seal of
John S. Clayton
State of Utah
County of Salt Lake
appears here